Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Grier, Richard J. Carbone and John M. Liftin and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of $5,000,000,000 initial aggregate offering price of senior debt securities of Prudential Financial, Inc. (“Prudential”), subordinated debt securities of Prudential, preferred stock of Prudential, depositary shares of Prudential, common stock of Prudential (including one stockholder protection right of Prudential attached to each share of common stock of Prudential), warrants of Prudential, stock purchase contracts of Prudential, units of Prudential, trust preferred securities of Prudential Financial Capital Trust II and Prudential Financial Capital Trust III, each a Delaware statutory trust established by Prudential, and guarantees of Prudential relating to the trust preferred securities of each trust, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, to a Registration Statement on Form S-3 and/or such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate in respect of the securities of Prudential and each of the trusts referenced above, to any and all amendments thereto (including post-effective amendments), to any related

Rule 462(b) Registration Statement and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of February, 2005.

/s/ ARTHUR F. RYAN
Arthur F. Ryan Chairman, Chief Executive Officer, President and Director

/s/ RICHARD J. CARBONE
Richard J. Carbone Chief Financial Officer (Principal Financial Officer)

/s/ PETER B. SAYRE
Peter B. Sayre Controller

/s/ DENNIS G. SULLIVAN
Dennis G. Sullivan Vice President (Principal Accounting Officer)

/s/ FREDERICK K. BECKER
Frederick K. Becker Director

/s/ GORDON M. BETHUNE
Gordon M. Bethune Director

/s/ GASTON CAPERTON
Gaston Caperton Director

/s/ GILBERT F. CASELLAS
Gilbert F. Casellas Director

/s/ JAMES G. CULLEN
James G. Cullen Director

/s/ WILLIAM H. GRAY III
William H. Gray III Director

/s/ JON F. HANSON
Jon F. Hanson Director

/s/ GLEN H. HINER
Glen H. Hiner Director

/s/ CONSTANCE J. HORNER
Constance J. Horner Director

/s/ KARL J. KRAPEK
Karl J. Krapek Director

/s/ IDA F.S. SCHMERTZ
Ida F.S. Schmertz Director

/s/ JAMES A. UNRUH
James A. Unruh Director